Exhibit 99.1

GFI Group Issues Correction of Record Date and Payment Date for Cash Dividend

New York,  July 31, 2008 – GFI Group Inc. (Nasdaq: GFIG) today announced that an earlier press release issued today incorrectly identified the record date and the payment date for the Company’s second quarter cash dividend of $.05 per share.  The correct record date is Friday, August 15, 2008 and the correct payment date is Friday, August 29, 2008.

Investor Relations Contact:

GFI Group Inc.

Christopher Giancarlo

Executive Vice President - Corporate Development

212-968-2992

investorinfo@gfigroup.com

Chris Ann Casaburri

Investor Relations Manager

212-968-4167

chris.casaburri@gfigroup.com